UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2014

CORPORATE CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Changes

On August 11, 2014, Andrew A. Hyltin announced his resignation as chief executive officer of Corporate Capital Trust, Inc. (the “Company”) as well as any positions with its advisor and investment committee effective August 31, 2014. Mr. Hyltin will continue to play a key role within CNL Financial Group, LLC, focusing on development of future private equity and alternative investments.

Effective September 1, 2014, Thomas K. Sittema, age 55, will begin serving as chief executive officer of the Company as well as an officer of its advisor. Mr. Sittema will continue to serve as chairman of the board of directors and a director of the Company, a position he has held since 2010, and as a member of the advisor’s investment committee. Steven D. Shackelford will continue to serve as president and Paul S. Saint-Pierre will continue to serve as chief financial officer, treasurer and secretary of the Company.

Mr. Sittema has served as chief executive officer (January 2011 to present) and vice president (February 2010 to January 2011) of CNL Financial Group, Inc. (“CNL”). Since April 2012, Mr. Sittema has served as vice chairman of the board of directors and a director of each of CNL Lifestyle Properties, Inc. (“CLP”), a real estate investment trust sponsored by CNL and CNL Healthcare Properties, Inc. (“CHP”), a real estate investment trust sponsored by CNL Financial Group, LLC. Mr. Sittema served as chief executive officer of CLP from September 2011 to April 2012 and has served as chief executive officer of its advisor since September 2011. He also served as CHP’s chief executive officer from September 2011 to April 2012, and has served as chief executive officer of its advisor since September 2011. He served as chief executive officer of CLP from September 2011 to April 2012 and has served as chief executive officer of its advisor since September 2011. In addition, effective September 1, 2014, Mr. Sittema will serve as chief executive officer and president of CNL Growth Properties, Inc. and Global Income Trust, Inc., real estate investment trusts sponsored by CNL Financial Group, LLC, and holds the same positions with their advisors. Mr. Sittema also holds various other offices with other CNL affiliates.

Mr. Sittema served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently, while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema is a member, since February, 2013, of the board of directors of Crescent Resources, LLC. Mr. Sittema received his B.A. in business administration from Dordt College and an M.B.A. with a concentration in finance from Indiana University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2014		CORPORATE CAPITAL TRUST, INC. a Maryland corporation

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre Chief Financial Officer